Exhibit 99.1
FIRST COMMUNITY BANCSHARES, INC.
AMENDED AND RESTATED
NON-QUALIFIED SUPPLEMENTAL CASH-OR-DEFERRED RETIREMENT PLAN
     First Community Bancshares, Inc., formerly FCFT, Inc. (the “Company”) adopted the First Community Bancshares, Inc. and Affiliates Wrap Plan effective July 1, 1996 (the “Wrap Plan”). Section 409A was added to the Internal Revenue Code (“IRC”) by section 885 of the American Jobs Creation Act of 2004, Public Law 108-357 and provides that unless certain requirements are met, all amounts deferred under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income. The Company desires to amend and restate the Wrap Plan in its entirety to comply with all rules and regulations of Code §409A. This amended and restated plan is a Non-Qualified Supplemental Cash-or-Deferred Retirement Plan for certain Employees of First Community Bancshares, Inc. (the “Plan”) and is hereby adopted and made effective this 22nd of August, 2006. The Plan is established and maintained by the Company solely for the purpose of permitting the Participants designated hereinbelow who participate in the First Community Bancshares, Inc. Employee Stock Ownership and Savings Plan to receive contributions equal to amounts in excess of the limitations on contributions imposed by the provisions of the Internal Revenue Code of 1986, as amended, which are otherwise applicable to cash or deferred defined contribution plans.
     Accordingly, First Community Bancshares, Inc. hereby adopts the amended Plan pursuant to the terms and provisions set forth below:
ARTICLE I
DEFINITIONS
     Wherever used herein the following terms shall have the meaning hereinafter set forth unless otherwise clearly required by the context:
     1.1 “Board” means the Board of Directors of the Company.
     1.2 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any U.S. Treasury Regulations relating thereto.
     1.3 “Company” means First Community Bancshares, Inc., a Nevada corporation, or to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.
     1.4 “Compensation” means Compensation as the term is defined in the Qualified Plan.
     1.5 “Participant”means active employees of the Company who are participants under the Qualified Plan and who elect to participate in the Plan.
     1.6 “Plan” means the First Community Bancshares, Inc. Supplemental Cash-or-Deferred Retirement Plan.

     1.7 “Plan Year” means the calendar year or any other 12-consecutive-month period that may be designated by the Company as its fiscal year and the fiscal year of the Qualified Plan.
     1.8 “Qualified Plan” means the First Community Bancshares, Inc. Employee Stock Ownership and Savings Plan established effective January 1, 1996, and as subsequently amended or restated.
     1.9 “Qualified Plan Company Discretionary Contribution” means the total of all discretionary contributions made by the Company for the benefit of the Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.
     1.10 “Qualified Plan Company Discretionary Contribution Account” means the account established for the Participant under the Qualified Plan to receive the Company’s Discretionary Contributions and known as the Company Discretionary Contribution Account.
     1.11 “Qualified Plan Company Matching Contribution” means the total of all matching contributions made by the Company for the benefit of the Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.
     1.12 “Qualified Plan Company Matching Contribution Account” means the account established for the Participant under the Qualified Plan to receive the Company’s Matching Contributions and known as the Company Matching Contribution Account.
     1.13 “Qualified Plan Salary Reduction Contribution” means the salary reduction contribution made by the Company for the benefit of the Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.
     1.14 “Qualified Plan Salary Reduction Account” means the account established for the Participant under the Qualified Plan to receive the Participants Salary Reduction Contributions and known as the Salary Reduction Account.
     1.15 “Salary Reduction Agreement” means the written salary reduction agreement entered into by the Participant with the Company pursuant to the Qualified Plan.
     1.16 “Supplemental Company Discretionary Contribution” means the matching contribution made by the Company for the benefit of the Participant under and in accordance with the terms of the Plan in any Plan Year.
     1.17 “Supplemental Company Discretionary Contribution Account” means the account maintained by the Company under the Plan for the Participant that is credited with amounts contributed by the Company under Section 3.3 of the Plan.
     1.18 “Supplemental Company Matching Contribution” means the matching contribution made by the Company for the benefit of the Participant under and in accordance with the terms of the Plan in any Plan Year.
     1.19 “Supplemental Company Matching Contribution Account” means the account maintained by the Company under the Plan for the Participant that is credited with amounts contributed by the Company under Section 3.3 of the Plan.

     1.20 “Supplemental Salary Reduction Contribution” means the salary reduction contribution made by the Company for the benefit of the Participant under and in accordance with the terms of the Plan in any Plan Year.
     1.21 “Supplemental Salary Reduction Account” means the account maintained by the Company under the Plan for the Participant that is credited with amounts contributed under Section 3.1 of the Plan.
ARTICLE II
ELIGIBILITY
     To the extent a Participant has and continues to participate in the Qualified Plan and to the extent the Qualified Plan has been “frozen” thereby accepting no further elective deferrals from Participant or to the extent a Participant has made the maximum elective deferrals to the Qualified Plan under Section 402(g) of the Code or where any additional elective deferrals when combined with other contributions made by the Company to the Qualified Plan or any other plan of the Company qualified under Section 401 of the Code would result in an excess contribution under Section 415 of the Code, such Participant shall be eligible to participate in the Plan and to make the Supplemental Salary Reduction Contributions and receive the Supplemental Company Matching Contributions hereunder.
ARTICLE III
SUPPLEMENTAL CONTRIBUTIONS
     3.1 Supplemental Salary Reduction Contributions. The Supplemental Salary Reduction Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) and (b) below:
          (a) The Qualified Plan Salary Reduction Contribution which would have been allocated to the Qualified Plan Salary Reduction Account of the Participant for the Plan Year, as determined by the Salary Reduction Agreement between the Participant and the Company in effect for such Year pursuant to the terms of the Qualified Plan, without giving effect to any limitations imposed by the Code on the Qualified Plan;
          (b) The amount of the Qualified Plan Salary Reduction Contribution actually allocated to the Qualified Plan Salary Reduction Account of the Participant for the Plan Year.
     Supplemental Salary Reduction Contributions made for the benefit of the Participant for any Plan Year shall be credited to a Supplemental Salary Reduction Account maintained under the Plan for the benefit of such Participant within ninety (90) days after the last day of such Plan Year.
     3.2 Supplemental Salary Reduction Agreement. As a condition to the Company’s obligation to make a Supplemental Salary Reduction Contribution for the benefit of the Participant pursuant to Section 3.1, the Participant must execute a Supplemental Salary Reduction Agreement in substantially the same form as that attached hereto. The Agreement for any Plan Year shall be made before the beginning of that Year and shall remain in full force and effect for subsequent Plan Years unless modified or revoked by the Participant by written instrument delivered to the Company prior to the beginning of the Plan Year in which such modification or revocation is to be effective; except that in the first Plan Year in which a Participant becomes eligible to participate in the Plan, such deferral election may be made with respect to services to be performed subsequent to the elections and within thirty (30) days after the Participant becomes eligible to participate. A

Participant will not be deemed to be first eligible to participate in the Plan if he is eligible to participate in another Plan of the Company or a member of its controlled group of the same type.
     3.3 Supplemental Company Matching Contributions. The Supplemental Company Matching Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) and (b) below:
          (a) The Qualified Plan Company Matching Contribution which would have been allocated to the Qualified Plan Company Matching Contribution Account of the Participant for the Plan Year without giving effect to any reduction in the Qualified Plan Salary Reduction Contribution required by any limitations imposed by the Qualified Plan document or by the Code on the Qualified Plan;
          (b) The amount of the Qualified Plan Company Matching Contribution actually allocated to the Qualified Plan Company Matching Contribution Account of the Participant for the Plan Year.
     Supplemental Company Matching Contributions made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Company Matching Contribution Account maintained under the Plan for the benefit of such Participant within 90 days after the last day of such Plan Year.
     3.4 Supplemental Company Discretionary Contributions. The Supplemental Company Discretionary Contribution to be made by the Company for the benefit of a Participant for any Plan shall be a discretionary amount based upon a percentage of the Participant’s Compensation for the Plan Year.
ARTICLE IV
INVESTMENT OF SUPPLEMENTAL CONTRIBUTIONS
     4.1 Supplemental Salary Reduction, Supplemental Company Matching, and Supplemental Company Discretionary Contributions. Amounts credited under this Plan to the Participants Supplemental Salary Reduction, Supplemental Company Matching, and Supplemental Company Discretionary Contributions Accounts shall be treated as if such amounts were actually invested in the Qualified Plan Salary Reduction, Qualified Plan Company Matching, and Qualified Plan Company Discretionary Contribution Accounts of the Participant and shall be subject to substantially similar Participant investment elections, and credited with gains and losses at the same time in the same manner, as is applicable to amounts invested in the Qualified Plan Salary Reduction, Qualified Plan Company Matching, and Qualified Plan Company Discretionary Contribution Accounts of the Participant. An election by the Participant to modify his investment election applicable to amounts in his Qualified Plan Salary Reduction, Qualified Plan Company Matching, and Qualified Plan Company Discretionary Contribution Accounts or a direction to transfer amounts in his Qualified Plan Salary Reduction, Qualified Plan Company Matching, Qualified Plan Company Discretionary Contribution Accounts among alternative investment funds maintained under the Qualified Plan, may, to the extent practicable, also apply to amounts credited to the Participants Supplemental Salary Reduction, Supplemental Company Matching, and Supplemental Company Discretionary Contribution Accounts.
ARTICLE V
ANNUAL TRANSFERS OR DISTRIBUTIONS
     5.1 In General. A transfer or distribution made pursuant to this Article shall not constitute a Distribution of benefits as described in Article VI.

     5.2 Supplemental Salary Reduction Account Transfer or Distribution Amount. As soon as administratively feasible after the end of the Plan year, the Company shall determine all the Supplemental Salary Reduction Contributions made to each Participant’s Supplemental Salary Reduction Account for that Plan year (excluding earnings attributable thereto), eligible for transfer directly to the Qualified Plan. In no event shall the amount so determined, if transferred directly to the Qualified Plan, cause the Qualified Plan to exceed the ADP restrictions or the salary reduction deferral limit for such Plan Year, all as set forth in the Qualified Plan.
     5.3 Supplemental Company Matching Account Transfer or Distribution Amount. As soon as administratively feasible after the end of the Plan Year, the Company shall determine all the Supplemental Company Matching Contributions made to each Participant’s Supplemental Company Matching Account for that Plan Year (excluding earnings attributable thereto) with respect to the Supplemental Company Matching Contributions eligible for transfer directly to the Qualified Plan. In no event shall the amount so determined, if transferred directly to the Qualified Plan, cause the Qualified Plan to exceed the ACP restrictions for such Plan Year as set forth in the Qualified Plan.
     5.4 Supplemental Company Discretionary Account Transfer or Distribution Amount. As soon as administratively feasible after the end of the Plan Year, the Company shall determine all the Supplemental Company Discretionary Contributions made to each Participant’s Supplemental Company Discretionary Account for that Plan Year (excluding earnings attributable thereto) with respect to the Supplemental Company Discretionary Contributions eligible for transfer directly to the Qualified Plan. In no event shall the amount so determined, if transferred directly to the Qualified Plan, cause the Qualified Plan to exceed the annual contribution restrictions for such Plan Year as set forth in the Qualified Plan.
     5.5 Account Transfers or Distributions. No later than March 15, or 75 days following the end of the Plan Year, in accordance with the Participant’s Salary Reduction Agreement, the Company shall transfer to the Qualified Plan, the portion of the Participant’s Supplemental Salary Reduction Contributions. Supplemental Company Matching Contributions made with respect to the Supplemental Company Matching Contribution transfer to the Qualified Plan shall be debited from the Qualified Plan Company Matching Account under the Qualified Plan. Supplemental Company Discretionary Contributions made with respect to the Supplemental Company Discretionary Contribution transfer to the Qualified Plan shall be debited from the Qualified Plan Company Discretionary Account under the Qualified Plan.
     5.6 Frequency of Transfers or Distributions. In its sole discretion, the Company may make multiple transfers or distributions under Section 5.5 during the Plan Year.
     5.7 Restriction. No transfer shall occur under Section 5.5 if the terms of the Qualified Plan preclude acceptance or otherwise limit the amount or timing of such transfers.
ARTICLE VI
DISTRIBUTIONS
     6.1 Distribution. All amounts credited to the Participant’s Supplemental Salary Reduction, Supplemental Company Matching Contribution, and Supplemental Company Discretionary Contribution Accounts, including gains and losses credited in accordance with Section 4.1 of the Plan shall be distributed to or with respect to a Participant only upon termination of the Participant’s employment with the Company and all affiliates thereof due to attaining Normal Retirement Age, Early Retirement Age, death or disability (all as defined in the Qualified Plan). All amounts distributable under the Plan shall be distributed as soon as administratively feasible following termination of employment or such later time as may be designated by the Participant at the time he initially becomes eligible to participate in the Plan in the same manner and at the same time as is applicable to the distribution of the Participant’s accounts under the Qualified Plan following termination of employment with the Company and all affiliates; provided, however, if the Participant is a key employee as defined in IRC §416(c) without regard to paragraph (5) thereof, and on the date of his separation from service the capital stock of the Company is publicly traded on an established securities market or otherwise distribution may not be made before the date which is six (6) months after the date of his separation from service (or, if earlier, the date of death of the Participant). If a person is a “key employee” at any time during the twelve (12) month period ending on December 31 of the calendar year before his separation from service, he will be treated as a key employee during the twelve (12) month period beginning on the following April 1.
     Notwithstanding the foregoing, a Participant shall be entitled to delay the time of distribution of his account balance or change the form of payment only if:
          (a) Such election does not take effect until at least 12 (twelve) months after the date on which the election is made; and
          (b) Any election related to a distribution, other than in the case of death or disability, must defer payment for a period of at least five (5) years from the date such payment would otherwise have been made.
     Notwithstanding any provision of this Section 5.1 to the contrary, an election made by the Participant under the Qualified Plan with respect to the distribution of the Participant’s accounts following termination of employment, or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of the amount credited to the Participant under the Plan unless such election is expressly approved in writing by the Company.
     If the Participant should die before distribution of the full amount credited to the Participant has been made to him, any remaining amounts shall be distributed to the beneficiary and in the method designated by the Participant in a writing delivered to the Company prior to his death. If a Participant has not designated a beneficiary, or method of distribution, or if no designated beneficiary is living on the date of distribution, such amounts shall be distributed to those persons entitled to receive distribution of the Participant’s accounts under the Qualified Plan and in the same method as distribution is made under the Qualified Plan.
ARTICLE VII
FORFEITURES
     Subject to the vesting provisions of Section 8.2 hereinbelow, a Participant who unilaterally and voluntarily separates from service with the Company for other than normal retirement, early retirement, death or disability will forfeit the non-vested portion of such Participant’s Supplemental Company Matching Contribution Account and Supplemental Company Discretionary Contribution Account immediately following such separation from service.
ARTICLE VIII
ADMINISTRATION OF THE PLAN
     8.1 Administration by the Company. The Board shall be solely responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

     8.2 General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Company or, where appropriate, the Board shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, legal counsel or other person employed or engaged by the Company or Board with respect to the Plan.
ARTICLE IX
AMENDMENT OR TERMINATION
     9.1 Amendment or Termination. The Company intends the Plan to be a permanent program for deferring compensation but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.
     9.2 Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the Salary Reduction or Company Matching Contribution Accounts of the Participant held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of all supplemental benefits credited to the Participant shall be made to the Participant or his beneficiary in the manner and at the time described in Section 5.1 of the Plan. No additional credits of Supplemental Salary Reduction Contributions or Supplemental Company Matching Contributions shall be made on behalf of the Participant after termination of the Plan, but the Company shall continue to credit gains and losses to the Participant’s preexisting account balance pursuant to Section 4.1 until the balance of such supplemental benefit has been fully distributed to the Participant or his beneficiary.
ARTICLE X
MISCELLANEOUS
     10.1 Participant’s Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to Supplemental Salary Reduction and Company Matching Contribution Accounts of the Participant shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.
     10.2 General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Salary Reduction Contribution, a Qualified Plan Company Matching Contribution, and a Qualified Plan Company Discretionary Contribution (including the vesting thereof) will also be applicable to a Supplemental Salary Reduction Contribution, a Supplemental Company Matching Contribution or a Supplemental Company Discretionary Contribution to be made hereunder. Any Qualified Plan Salary Reduction Contribution, Qualified Plan Company Matching Contribution, Qualified Plan Company Discretionary Contribution, or any other contributions to be made under the Qualified Plan, shall be made solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or otherwise affect the terms and provisions of the Qualified Plan.

     10.3 No Guarantee of Benefits. Nothing contained in this Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.
     10.4 No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under this Plan except in accordance with the express terms of this Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.
     10.5 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, this Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.
     10.6 Applicable Law. This Plan shall be construed and administered under the laws of the Commonwealth of Virginia.
     10.7 Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.
     10.8 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 7.2 above.
     10.9 Unclaimed Benefit. Each Participant shall be required to provide the Company with his current address and the current address of his designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of the Participant is not made known to the Company within one hundred twenty (120) days after the date on which payment of the Participant’s supplemental benefits may first have been made, payment may be made as though the Participant had died at the end of the one hundred twenty (120) day period. If, within one additional one hundred twenty (120) day period after such initial one hundred twenty (120) day period has elapsed, or, within one hundred twenty (120) days after the actual death of the Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.
     10.10 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.
     10.11 Gender. The masculine gender, where appearing in the Plan will be deemed to include the feminine gender and the singular may include the plural, unless the context clearly indicates the contrary.

     10.12 Code §409A. It is the intent that the Plan is amended and restated to conform the Plan to the requirements of Code §409 and all of the applicable rules, regulations and Notices.
     IN WITNESS WHEREOF, the Company has adopted this Supplemental Cash-or-Deferred Retirement Plan for the benefit of the Participants, effective as of the date and year set forth above.

First Community Bancshares, Inc.

By:	/s/ William P. Stafford

Title:	Chairman of the Board of Directors